Exhibit 1

                                    AGREEMENT

     The undersigned hereby agree that this Statement on Schedule 13G with respect to the beneficial ownership of shares of Class A Common Stock of Urstadt Biddle Properties Inc. is filed jointly, on behalf of each of them.

Dated:  August 24, 1998

                                  COUNTRYSIDE SQUARE LIMITED PARTNERSHIP

                                  By:      URSTADT BIDDLE PROPERTIES INC.,
                                           as General Partner

                                           By:      /s/ Charles J. Urstadt
                                                    ----------------------------
                                                    Name:    Charles J. Urstadt
                                                    Title:   Chairman and Chief
                                                             Executive Officer



                                  URSTADT BIDDLE PROPERTIES INC.

                                  By:     /s/ Charles J. Urstadt
                                          --------------------------------------
                                          Name:    Charles J. Urstadt
                                          Title:   Chairman and Chief Executive
                                                   Officer





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